UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 20, 2006

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On July 20, 2006, the Board of Directors of Kyphon Inc. (the “Company”) established the 2006 annual target bonus level as a percentage of base salary for Richard W. Mott, the Company’s President and Chief Executive Officer. Mr. Mott’s target bonus percentage was unchanged from the 2005 level of 75% of his base salary. The Company’s Board of Directors also authorized a 3.3% increase in Mr. Mott’s annual salary, to $465,000 per year, effective retroactively to April 1, 2006.

ITEM 5.02. Election of Directors.

On July 20, 2006, Frank M. Phillips, M.D. was appointed as a member of the Board of Directors of the Company. Since January 1, 2005, the Company has accrued or paid fees to Dr. Phillips for various consulting services performed on the Company’s behalf, including as a member of the Company’s Scientific Advisory Board, in the approximate amount of $78,000.

A copy of our press release dated July 20, 2006 announcing Dr. Phillips’ appointment is attached hereto as Exhibit 99.1, and incorporated herein by reference.

ITEM 9.01. Financial Statements And Exhibits.

(d) Exhibits.

99.1	Press Release dated July 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2006

KYPHON INC.

By:	/s/ DAVID M. SHAW
David M. Shaw
Vice President, Legal Affairs & General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release dated July 20, 2006